Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements of HemaSure Inc. on Form S-8 (File Nos. 33-79720, 33-79722, 33-94772, 33-94768,
333-05613, and 333-05615) of our report dated February 20, 1997 on our audits of the financial statements of HemaSure Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 which report is incorporated by reference in this Annual Report on Form 10-K.


                                             COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 28, 1997



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